Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-120690, No. 333-138448 and No. 333-152749) of Blackbaud, Inc. of our report dated March 14, 2008, with respect to the consolidated financial statements and schedule of Kintera, Inc., included in Kintera, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2007 and incorporated by reference in this Amendment No. 1 to the Current Report on Form 8-K/A of Blackbaud, Inc.

/s/ Ernst & Young LLP

San Diego, California

September 18, 2008